Exhibit 10.59

January 13, 2016

SECOND Amendment to OPTION Agreement
This Second Amendment (“Amendment”) to the Intelsat S. A. Option Agreement (“Option Agreement”) between David McGlade (the “Participant”) and Intelsat S.A. (the “Company”), dated as of April 18, 2013, is entered into by the undersigned parties and is effective as of December 15, 2015 (the “Amendment Effective Date”).

WHEREAS, the undersigned parties wish to amend the Option Agreement to reflect an Exercise Price (as defined in the Option Agreement) equal to the closing price of a common share of the Company, as reported on the New York Stock Exchange composite transactions reporting system for the Amendment Effective Date.

It is hereby agreed as follows:

1.                 Section 2(b) of the Option Agreement is amended to read as follows:
“Exercise Price. The purchase price of the Shares covered by the Company Option shall be U.S. $3.77 per Share (the “Exercise Price”) (without commission or other charge).”
2.                 As amended and modified by this Amendment, the Option Agreement shall remain in full force and effect.
3.                 If there is any conflict between the terms of the Option Agreement and this Amendment, the terms of this Amendment shall prevail.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of December 15, 2015.

INTELSAT S.A.

By: /s/ Michelle V. Bryan
Name: Michelle V. Bryan
Title: Executive Vice President, General Counsel and Chief Administrative Officer

Accepted on January 13, 2016
 DAVID PAUL MCGLADE

Accepted on January 13, 2016